EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-05799) of A. O. Smith Corporation of our report dated June 16, 2017 relating the financial statements and schedule of the A. O. Smith Retirement Security Plan included in this Annual Report (Form 11-K).

/s/ REILLY, PENNER & BENTON LLP

Reilly, Penner & Benton LLP

Milwaukee, Wisconsin

June 16, 2017